UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported)

June 28, 2007

SIBLING ENTERTAINMENT GROUP HOLDINGS, INC.
(Exact name of registrant as specified in charter)

Texas
(State or other Jurisdiction of Incorporation or Organization)

000-28311	511 West 25th Street, Suite 503 New York, NY 10001	76-027334
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(604) 602-1717
(Registrant's telephone number, including area code)

Sona Development Corp. 2610-1066 West Hastings Street, Vancouver, British Columbia Canada V6E 3X2
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

On June 28, 2007, Nora Cocarro resigned as President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and as a member of the Board of Directors of the Company. To the knowledge of the Board and executive officers of the Company, Ms. Cocarro did not resign as a result of any disagreement with the Company on any matter related to the Company's operations, policies or practices.

On June 28, 2007, the Board of Directors appointed the following individuals as officers of the Company:

Name	Age	Position
Mitchell Maxwell	54	President and Chief Executive Officer
Victoria Maxwell	43	Vice President and Secretary
James Cardwell	47	Chief Financial Officer, Treasurer, and Chief Operating Officer
Richard Bernstein	53	Vice President

Mitchell Maxwell was appointed as Chairman of our Board of Directors on February 9, 2007. He has been involved in the entertainment business for over twenty-five years and has produced seven Broadway shows, twenty-seven Off-Broadway shows, four national tours, three West End shows and five independent films. He has built five entertainment companies, owned and operated two successful New York City restaurants, owned and operated three Off-Broadway theatres, and recently joined the board of directors of the DCT, while being instrumental in its re-birth. Mr. Maxwell currently serves as Chairman of the DCT in Denver, Colorado. He also currently serves as President, Chief Executive Officer, and Chairman of Sibling Entertainment Group, Inc., which has entered into an Agreement of Acquisition and Plan of Reorganization with the Company. Mr. Maxwell conceived of the current production of HATS! under a special license granted by the Red Hats Society, Inc. to Sibling Entertainment Group, Inc.

His productions have been honored with nominations for 10 Tony Awards, 6 Olivier Awards, 15 Outer Critics Circle Awards, 9 Drama Desk Awards and 3 Obie Awards. They have won the Tony, Drama Desk, Outer Critics Circle, and Obie Awards, as well as the 2000 Pulitzer Prize for Drama.

Mr. Maxwell is a graduate of Tufts University where he is currently an adjunct professor.

Victoria Maxwell was appointed as a member of our Board of Directors on February 9, 2007. She has been involved in the entertainment business for twenty years. As producer of numerous theatre and film projects, she has worked with an elite roster of including Matthew Arkin, Christine Baranski, Ellen Barkin, Betty Comden, Dana Delany, Olympia Dukakis, Ron Eldard, Lisa Emery, Corey Feldman, James Gandolfini, Victor Garber, Adolph Green, Robert Klein, Nathan Lane, Anthony LaPaglia, Jerry Lewis, Donald Margulies, Penny Marshall, Rob Marshall, Jerry Mitchell, Rob Morrow, Kevin Nealon, Bebe Neuwirth, Jack O’Brien, Sarah Jessica Parker, Faith Prince, Paul Rudnick, Budd Schulberg, Patrick Stewart, Daniel Sullivan, Steven Weber and Sigourney Weaver.

Her productions have been honored with nominations for Tony Awards, Olivier Awards, Outer Critics Circle Awards, Drama Desk Awards and Obie Awards. Her shows have won the Tony, Drama Desk, Outer Critics Circle, and Obie Awards as well as the 2000 Pulitzer Prize for Drama.

Ms.  Maxwell produced a controversial, groundbreaking independent film that broke box office records, she was an executive producer for cast albums for five of her projects and she co-founded three entertainment companies. Many projects are the result of creative and business collaboration with her brother, Mitchell Maxwell — and since 2001, as co-founder and Vice President of Sibling Entertainment, Inc. Currently, she is also on the Advisory Board of the WET Theatre Company, is the Creative Consultant for the Stamford Center for the Arts and a member of the Board of Directors of the DCT. Ms. Maxwell is also currently a Vice President and Director of Sibling Entertainment Group, Inc.

James “Jay” Cardwell was appointed as a member of our Board of Directors on February 9, 2007. He has been the Chief Financial Officer of Sibling Entertainment Group, Inc., since 2002. He is also the Executive Director and Board Member of The Denver Civic Theatre, Inc. Mr. Cardwell was the Deputy Director (1999-2001) of the National Jazz Museum in Harlem (NJMiH, a new Smithsonian Institution Affiliate). At NJMiH, he was in charge of developing all master business plans, including real estate development, feasibility studies, marketing, financial development of its new museum.

In 1985, James Cardwell launched his theatrical career as the Associate Producer of the original production of the musical NUNSENSE that ran over 14 years in New York. Some of his other theatrical credits include the critically acclaimed musical The Last Session and Monsoon Christmas (a NAACP Image Award recipient).

Previously, Mr. Cardwell was a consultant to Denstu, Inc., providing consulting services to their interest in the theatrical industry.

Prior to his theatrical career Mr. Cardwell was a senior CPA consultant (1981-1984) with Arthur Andersen & Co. in St. Louis. Richard Bernstein is a veteran of the entertainment industry for over 20 years as a successful artist manager, booking agent, record producer, and a theatrical stage producer. He is the owner of several night clubs working with star talent including Linda Ronstadt, Steve Martin, Englebert Humperdinck, Dolly Parton, Joan Rivers, Don Rickles, Sam Harris, Willie Nelson, James Brown, Elliot Gould, Sister Sledge, Cliff Richard, Roy Clark, and Tim Weisberg. Mr. Bernstein has received numerous Grammy Awards nominations for his productions of national recording artists.

Richard Bernstein was appointed as a member of our Board of Directors on February 9, 2007. A veteran of the entertainment industry for over 20 years, Mr. Bernstein has enjoyed success as an artist manager, booking agent, record producer, and a theatrical stage producer as well as owner of several night clubs. He has worked with superstars Linda Ronstadt, Steve Martin, Englebert Humperdinck, Dolly Parton, Joan Rivers, Don Rickles, Sam Harris, Willie Nelson, James Brown, Elliot Gould, Sister Sledge, Cliff Richard ,Roy Clark, Tim Weisberg, among others. Mr. Bernstein has received numerous Grammy Awards nominations for his productions of national recording artists. Currently, Richard serves as President of Bernstein Entertainment Corporations and The New Denver Civic Theatre, is a Director of SEGI, and is a member of The American Society of Composers, Authors and Publishers (A.S.C.A.P.). Mr. Bernstein has also been a director of Sibling Entertainment Group, Inc. since 2006.

Family Relationships

Mitchell Maxwell and Victoria Maxwell are siblings, and have been business partners in the film and theatre industries for years.

Item 9.01	Financial Statement and Exhibits.

(d)	EXHIBITS

10.01	Resignation letter of Nora Cocarro

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SIBLING ENTERTAINMENT GROUP HOLDINGS, INC.

Date: July 12, 2007	By:	/s/ Mitchell Maxwell

Mitchell Maxwell President